UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2006

SOUTHERN COPPER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2575 East Camelback Road, Phoenix, Arizona 85016

(Address of Principal Executive Offices) (Zip Code)

(602) 977-6595

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Form 8-K filed on April 11, 2006, Topic: Illegal work stoppages in Sonora and Zacatecas

Grupo México, S.A. de C.V. (GMexico) informs on the status of illegal work stoppages in the mining and concentrating units La Caridad, Lime Plant and the San Martín mine located in the states of Sonora and Zacatecas, respectively.

Despite the best efforts made by Southern Copper Corporation (SCC), after more than 18 days, such illegal stoppages continue. Notwithstanding, SCC does not foresee a significant financial impact in its results, since potential losses due to illegal stoppages if resolve soon, could be more than compensated by high price levels of metals produced in other SCC units (gold, silver, zinc and copper) in a high-demand market.

SCC hopes that the Federal Government, through Secretary of the Interior Carlos Abascal, in coordination with the corresponding state authorities, will make sure that the law is complied with and is able to establish and foster, as soon as possible, the mining activity under the rule of law.

GMexico is fully confident that President Fox’s administration will enable it to resume, soonest, its normal operations so it can put an end to this case, and eliminate the Force Majeure it has to argue for its pending commercial contracts.

Southern Copper Corporation

	By:	/s/ Armando Ortega Gómez
Armando Ortega Gómez
	Its:	Vice President, Legal, General Counsel and Secretary

Date: April 11, 2006